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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                       Unaudited
                                                                   Three Months Ended
                                                              -----------------------------
                                                                       February 28,
                                                                 1995               1994
                                                              ----------         ----------
Earnings (Dollars in Millions)
- --------

Income (Loss) Before Accounting Changes                         $   7.0            $  (3.3)

Cumulative Effect of Accounting Changes                               -             (212.7)
                                                                -------            -------

Net Income (Loss) for Primary
   Earnings Per Share                                               7.0             (216.0)

Tax Affected Interest Expense
   Applicable to 8% Convertible
   Subordinated Debentures                                          1.4                1.4
                                                                -------            -------

Net Income (Loss) for Fully Diluted
   Earnings Per Share                                           $   8.4            $(214.6)
                                                                =======            =======


Shares (In Thousands)
- ------

Weighted Average Number of
   Common Shares Outstanding
   for Primary Earnings Per Share                                32,259             31,730

Assuming Conversion of 8%
   Convertible Subordinated
   Debentures                                                     7,158              7,158
                                                                -------            -------

Weighted Average Number of
   Common Shares Outstanding
   for Fully Diluted Earnings Per Share                          39,417             38,888
                                                                =======            =======


Earnings Per Share
- ------------------

Income (Loss) Before Accounting Changes                         $   .22            $  (.10)

Cumulative Effect of Accounting Changes                               -              (6.71)
                                                                -------            -------

Net Income (Loss) for Primary Earnings
   Per Share                                                    $   .22            $ (6.81)
                                                                =======            =======

Fully Diluted Earnings Per Share                                $   .21            $ (6.81)
                                                                =======            =======
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